                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                       OF

                             CALAVO GROWERS, INC.,
                            A CALIFORNIA CORPORATION

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ARTICLE I -- OFFICES........................................    1
  Section 1.01 Principal Office.............................    1
  Section 1.02 Other Offices................................    1
ARTICLE II -- MEETINGS OF SHAREHOLDERS......................    1
  Section 2.01 Place of Meetings............................    1
  Section 2.02 Annual Meetings..............................    1
  Section 2.03 Special Meetings.............................    1
  Section 2.04 Adjourned Meetings and Notice Thereof........    2
  Section 2.05 Entry of Notice of Delivery..................    2
  Section 2.06 Voting by Shareholders; Director Nominations;
               Cumulative Voting for Directors..............    2
  Section 2.07 Quorum.......................................    3
  Section 2.08 Consent of Absentees.........................    3
  Section 2.09 Action Without Meeting.......................    3
  Section 2.10 Proxies......................................    4
  Section 2.11 Districts....................................    4
ARTICLE III -- DIRECTORS....................................    4
  Section 3.01 Powers; Committees of Directors, Including
               Executive Committee and Nominating
               Committee....................................    4
  Section 3.02 Number and Qualifications of Directors.......    5
  Section 3.03 Election and Term of Office; Removal of
     Directors..............................................    6
  Section 3.04 Vacancies....................................    6
  Section 3.05 Place of Meeting.............................    7
  Section 3.06 Organizational Meeting.......................    7
  Section 3.07 Other Regular Meetings.......................    7
  Section 3.08 Special Meetings.............................    7
  Section 3.09 Notice of Adjournment........................    7
  Section 3.10 Entry of Notice..............................    8
  Section 3.11 Waiver of Notice.............................    8
  Section 3.12 Quorum.......................................    8
  Section 3.13 Adjournment..................................    8
  Section 3.14 Action Without Meeting.......................    8
  Section 3.15 Fees and Compensation........................    8
ARTICLE IV -- OFFICERS......................................    8
  Section 4.01 Officers.....................................    8
  Section 4.02 Appointment..................................    9
  Section 4.03 Subordinate Officers.........................    9
  Section 4.04 Removal and Resignation......................    9
  Section 4.05 Vacancies....................................    9
  Section 4.06 Chairman of the Board........................    9
  Section 4.07 Chief Executive Officer......................    9
  Section 4.08 President....................................    9
  Section 4.09 Vice President...............................    9
  Section 4.10 Secretary....................................    9
  Section 4.11 Chief Financial Officer......................   10


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
                                                              PAGE
                                                              ----
ARTICLE V -- MISCELLANEOUS..................................   10
  Section 5.01 Record Date..................................   10
  Section 5.02 Inspection of Corporate Records..............   10
  Section 5.03 Checks, Drafts and Notes.....................   11
  Section 5.04 Seal.........................................   11
  Section 5.05 Financial Reports............................   11
  Section 5.06 Execution of Documents.......................   11
  Section 5.07 Certificates of Stock........................   12
  Section 5.08 Representation of Shares of Other
     Corporations...........................................   12
  Section 5.09 Inspection of Bylaws.........................   12
ARTICLE VI -- RESTRICTIONS ON TRANSFER OF SHARES............   12
  Section 6.01 Corporation's Right of First Refusal.........   12
  Section 6.02 Notice to the Corporation of the Proposed
     Transfer...............................................   13
  Section 6.03 Purchase of Shares by the Corporation........   13
  Section 6.04 Purchase Terms...............................   13
  Section 6.05 Closing of the Purchase......................   14
  Section 6.06 Transfer of Shares to the Proposed
     Transferee.............................................   14
  Section 6.07 Transfers Not Subject to the Right of First
     Refusal................................................   14
  Section 6.08 Transfers of Shares in Violation of the
     Bylaws.................................................   15
  Section 6.09 Legends on Certificates......................   15
  Section 6.10 Termination of the Right of First Refusal....   15
ARTICLE VII -- INDEMNIFICATION..............................   15
  Section 7.01 Indemnification of Directors.................   15
  Section 7.02 Indemnification of Officers, Employees and
     Other Agents...........................................   15
  Section 7.03 Advance of Expenses..........................   16
  Section 7.04 Indemnification Not Exclusive................   16
  Section 7.05 Insurance....................................   16
  Section 7.06 Conflicts....................................   16
  Section 7.07 Indemnification Agreements...................   16
  Section 7.08 Amendment, Repeal or Modification............   16
ARTICLE VIII -- AMENDMENTS..................................   16
  Section 8.01 Power of Shareholders........................   16
  Section 8.02 Power of Directors...........................   17

                          AMENDED AND RESTATED BYLAWS
                                       OF
                              CALAVO GROWERS, INC.

                              ARTICLE I -- OFFICES

     SECTION 1.01 PRINCIPAL OFFICE. The principal executive office of Calavo Growers, Inc. (the "CORPORATION") is hereby fixed and located at 2530 Red Hill Avenue, Santa Ana, California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another at any place or places where the Corporation is qualified to do business.

     SECTION 1.02 OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                     ARTICLE II -- MEETINGS OF SHAREHOLDERS

     SECTION 2.01 PLACE OF MEETINGS. All meetings of shareholders shall be held either at the principal executive office or at any other place within or without the State of California which may be designated by the Board of Directors or by the shareholders by obtaining written consent of all the persons entitled to vote thereat.

     SECTION 2.02 ANNUAL MEETINGS. An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.

     Notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to such shareholder at the address appearing on the books of the Corporation for such shareholder or given by such shareholder to the Corporation for the purpose of notice. If no such address appears or is given, notice shall be deemed to have been given such shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located.

     All such notices shall be delivered personally, or deposited in the mail or sent by other means of written communication, to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before such annual meeting, and shall specify the place, date and hour of such meeting and those matters which the Board of Directors, at the time of the giving of such notice, intends to present for action by the shareholders, including the names of nominees intended at the time of such notice to be presented by the Board of Directors for election to the Board of Directors. Such notice shall also state the general nature of the business or proposal to be considered or acted upon at such meeting before action may be taken at such meeting on:

          (a) A proposal to approve a contract or other transaction between the Corporation and one (1) or more directors or any corporation, firm or association in which one or more directors has a material financial interest;

          (b) A proposal to amend the Articles of Incorporation;

          (c) A proposal to approve a reorganization of the Corporation;

          (d) A proposal to wind up and dissolve the Corporation; or

          (e) A proposal to approve a plan of distribution of the shares, obligations or securities of any other corporation, or assets other than money, which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles of Incorporation, in the process of the winding up of the Corporation.

     SECTION 2.03 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the President, the Board of Directors or by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at the meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person, other than the Board of Directors, entitled to call a special meeting of shareholders, such officer shall cause notice to be given forthwith, but in no event later than twenty (20) days after receipt of the request, that a meeting will be held at the time requested

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by the person or persons calling the meeting, which time shall be not less than thirty-five (35) and not more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute and as set forth herein, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify, in addition to the place, date and hour of such meeting, the general nature of the business to be transacted.

     SECTION 2.04 ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by a vote of a majority of the shares, the holders of which are either present in person or by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting except as provided in Section 2.07 of this Article.

     When any shareholders' meeting, either annual or special, is adjourned for forty-five (45) days or less, the time and place of the adjourned meeting shall be announced at the meeting at which the adjournment is taken. When any shareholders' meeting, either annual or special, is adjourned for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, and at the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

     SECTION 2.05 ENTRY OF NOTICE OF DELIVERY. An affidavit executed by the Secretary, any Assistant Secretary or any transfer agent to the effect that any notice or report required to be given to a shareholder by law or these Bylaws was duly given to such shareholder shall be sufficient evidence that such notice or report was duly given to such shareholder. If any notice or report addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders.

     SECTION 2.06 VOTING BY SHAREHOLDERS; DIRECTOR NOMINATIONS; CUMULATIVE VOTING FOR DIRECTORS. Except as otherwise provided in the Articles of Incorporation and in this Section, at all meetings of shareholders every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his or her name on the stock records of the Corporation. Such vote may be given by viva voce or by ballot; provided, however, that all elections for directors shall be by ballot upon demand made by a shareholder at any election and before the voting begins.

     Nominations of persons for election to the Board of Directors may be made at, or in advance of, each meeting of shareholders at which directors are to be elected (i) by or at the direction of the incumbent Board of Directors and (ii) by any shareholder of the Corporation who is entitled to vote at the meeting in the election of directors by submitting the name of such candidate or candidates in writing to the Secretary of the Corporation. Each director nominee must satisfy the qualification requirements that are described in Section 3.02 of these Bylaws, and all solicitations of proxies to be used in connection with the election of directors must satisfy applicable federal and state securities laws and regulations and other applicable laws and regulations.

     At each election of directors of the Corporation, if the candidate's name or candidates' names have been placed in nomination prior to the voting, each shareholder entitled to vote shall have the right to cast as many votes as shall equal the number of votes to which his or her shares are normally entitled multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate or may distribute them among some or all of the candidates as he or she sees fit. The candidates receiving the highest number of affirmative votes up to the number of directors to be elected shall be elected; provided, however, that such candidates must satisfy the qualification requirements for directors that are described in Section 3.02 of these Bylaws.

     The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall

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be the act of the shareholders, unless the vote of a greater number is required by law or by the Articles of Incorporation or these Bylaws, and except as set forth in Section 2.07 of this Article and at elections of directors as set forth in this Section.

     SECTION 2.07 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 2.08 CONSENT OF ABSENTEES. The proceedings and transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof unless otherwise provided in the Articles of Incorporation or these Bylaws, except for the matters referred to in subparagraphs (a) through (e) of Section 2.02 of this Article. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting.

     SECTION 2.09 ACTION WITHOUT MEETING. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if authorized by a written consent setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and filed with the Secretary of the Corporation; provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, except that a vacancy on the Board of Directors (other than a vacancy created by removal of a director) not filled by the Board of Directors may be filled by the written consent of a majority of the outstanding shares entitled to vote. Any shareholder giving a written consent, such shareholder's proxyholders, a transferee of the shares or a personal representative of such shareholder or their respective proxyholders, may revoke any such consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation shall be effective upon its receipt by the Secretary of the Corporation.

     Unless the consents of all shareholders entitled to vote have been solicited in writing and have been received, prompt notice shall be given, in the same manner as for annual meetings of shareholders except as set forth in this Section, to those shareholders entitled to vote who have not consented in writing, of the taking of any corporate action approved by shareholders without a meeting. Such notice shall be given at least ten (10) days before the consummation of the action authorized by such approval with respect to the following:

          (a) Approval of any transaction referred to in subparagraph (a), (c) or (e) of Section 2.02 of this Article; or

          (b) Approval required by law of the indemnification of any person.

     SECTION 2.10 PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

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     SECTION 2.11 DISTRICTS. For purposes of administering the Corporation, the
Board of Directors may divide the territory in which the Corporation has shareholders into two (2) or more districts. The number of such districts may correspond to the authorized number of directors of the Corporation. The boundaries and number of the districts shall be determined by the Board of Directors, which shall have authority to revise and redefine the number and boundaries of the districts from time to time. If the Board of Directors establishes such districts, it shall assign each shareholder to a district based upon the district in which the shareholder (if a grower) has the largest acreage or production and on other factors deemed relevant by the Board of Directors.

     The Board of Directors may establish policies and procedures for informational meetings of the members of the various districts that shall be held from time to time. However, any such meetings are not intended to function as a substitute for the annual and special meetings of the Corporation's shareholders that are discussed in these Bylaws. Furthermore, voting for directors shall not be conducted on a district basis but shall instead be conducted in the manner described in the preceding sections of this Article II. In each such election, each shareholder shall be entitled to cast votes for the number of directors that are to be elected and shall not be limited to voting only for directors from his or her district.

     The determinations of the Board of Directors on all matters relating to the Corporation's districts shall be final, binding and conclusive on all persons.

                            ARTICLE III -- DIRECTORS

     SECTION 3.01 POWERS; COMMITTEES OF DIRECTORS, INCLUDING EXECUTIVE COMMITTEE AND NOMINATING COMMITTEE. Subject to limitations of the Articles of Incorporation, of these Bylaws and of the California General Corporation Law as to action to be authorized or approved by the shareholders or by the outstanding shares, and subject to the duties of directors as prescribed by these Bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

          (a) To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service;

          (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or these Bylaws, as they may deem best;

          (c) To change the principal office for the transaction of the business of the Corporation from one location to another within or without the State of California, as provided in Section 1.01 of Article I; to fix and locate from time to time one or more branch or subsidiary offices of the Corporation within or without the State of California, as provided in
     Section 1.02 of Article I; to designate any place within or without the State of California for the holding of any shareholders' meetings; and to adopt, make and use a corporate seal, to prescribe the form of certificates of stock and to alter the form of such seal and of such stock certificates from time to time as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law;

          (d) To authorize the issue of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done, services actually rendered to the Corporation or for its benefit or in its formation or reorganization, debts or securities cancelled, tangible or intangible property actually received either by the Corporation or by a wholly-owned subsidiary, or as a share dividend, or upon a stock split, reverse stock split, reclassification or conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class, or other change affecting outstanding shares;

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

          (e) To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and security therefor; and

          (f) To designate one or more committees and to appoint members and alternate members therefor, by resolution adopted by a majority of the authorized number of directors, each committee consisting of two (2) or more directors and any alternate directors as may be designated to replace any absent members at any meeting thereof, to serve at the pleasure of the Board of Directors and to delegate to any such committee any of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except the following powers: to approve any action which by law or by these Bylaws also requires shareholders' approval or approval of the outstanding shares, to fill vacancies on the Board of Directors or any committee thereof, to fix the compensation of directors for serving on the Board of Directors or any committee thereof, to amend or repeal bylaws or adopt new bylaws, to amend or repeal any resolution of the Board of Directors which by its express terms is not so amendable or repealable, to authorize a distribution to the shareholders of the Corporation (other than a dividend in shares of the Corporation) except at a rate or in a periodic amount or within a price range determined by the Board of Directors or to appoint other committees of the Board of Directors or the members thereof.

          Without limiting the generality of the preceding paragraph:

          There shall be an Executive Committee consisting of the Corporation's Chairman of the Board and four (4) other directors who shall be appointed by a majority of the authorized number of directors. The Executive Committee shall have all of the functions and powers of the Board of Directors that are delegated to it by the Board of Directors except as otherwise provided by law and subject to the direction and control of the Board of Directors.

          The Board of Directors may also appoint a Nominating Committee, which shall consist of two (2) or more directors, to assist it in the identification and nomination of candidates for election as directors. The Nominating Committee shall have the functions and powers that are delegated to it from time to time by the Board of Directors, although it shall remain subject to the direction and control of the Board of Directors. With the assistance of any such Nominating Committee that is appointed, the Board of Directors shall establish such rules and procedures for its selection of director nominees as it deems appropriate. Among other things, the Board of Directors shall have discretion to nominate a candidate from each district that is described in Section 2.11 of these Bylaws, although it shall not be obligated to follow such nomination procedure.

     SECTION 3.02 NUMBER AND QUALIFICATIONS OF DIRECTORS. The authorized number of directors of the Corporation shall be not less than eight (8) nor more than fifteen (15), and the exact number of directors within such limits shall be ten
(10) unless and until such exact number is changed from time to time, within such specified limits, by a resolution which is duly adopted by the Board of Directors or by the shareholders. The minimum and maximum number of directors may be changed, or the Corporation may implement a board structure that specifies a fixed number of directors without minimum and maximum numbers, by amendment of the Articles of Incorporation or by a bylaw amending this Section of these Bylaws duly adopted by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that no such amendment reducing the number of directors to a number less than five (5) shall be adopted if the votes cast against its adoption at a meeting, or the shares not consenting thereto in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote.

     An individual shall be qualified to be elected as a director, and to continue serving as a director, (i) only if he or she (or a corporation, partnership, limited liability company or other entity which he or she controls) is a party to a marketing agreement, consignment agreement or other similar agreement with the Corporation pursuant to which he or she (or such corporation, partnership, limited liability company or other entity) has agreed to deliver California-grown avocados to the Corporation for processing and marketing, and
(ii) only if he or she (or such corporation, partnership, limited liability company or other entity) is not in default under such agreement with the Corporation. The preceding qualification for directors shall be inapplicable to any directors who are elected by the holders of shares

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

of the Corporation's preferred stock (if a class or series of preferred stock is issued and outstanding) voting separately as a class or series in the election of directors.

     SECTION 3.03 ELECTION AND TERM OF OFFICE; REMOVAL OF DIRECTORS. The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose. Each director shall hold office until the expiration of the term for which elected and until his or her successor is elected and qualified or until his or her death, resignation or removal from office.

     As provided in Section 302 of the California Corporations Code, the Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. As provided in
Section 304 of the California Corporations Code, the superior court of the proper county may, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation and may bar from reelection any director so removed for a period prescribed by the court.

     Any or all of the directors may be removed from office without cause by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. However, no director may be removed from office (unless the entire Board of Directors is removed) when the votes cast against such director's removal, or not consenting in writing to the removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected. The removal of a director without cause shall be subject to any other applicable limitations that are set forth in Section 303 of the California Corporations Code.

     SECTION 3.04 VACANCIES. Vacancies in the Board of Directors, other than those created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected and qualified at an annual or special meeting of the shareholders or until his or her death, resignation or removal from office.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist when any authorized position of director is not filled by a duly elected and acting director, whether caused by the death, resignation or removal of any director, increase in the authorized number of directors, failure of the shareholders, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting or otherwise.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies created by the removal of a director or not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal (which shall require the unanimous written consent of all shares entitled to vote for the election of directors) shall require the written consent of a majority of the outstanding shares entitled to vote. If the resignation of a director is given to take effect at a future time, the Board of Directors or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

     SECTION 3.05 PLACE OF MEETING. Meetings of the Board of Directors or any committee thereof shall be held at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, from time to time by resolution of the Board of Directors or committee, as the case may be. In the absence of such designation, meetings shall be held at the principal executive office of the Corporation.

     SECTION 3.06 ORGANIZATIONAL MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meetings is hereby dispensed with.

     SECTION 3.07 OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors and regular meetings of committees of the Board of Directors shall be held without call on such dates as may be fixed by the Board of Directors or the committee, as the case may be. Notice of all such regular meetings of the Board of Directors and committees thereof is hereby dispensed with.

     SECTION 3.08 SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, by the President, by any Vice President, by the Secretary or by any two
(2) or more directors. Special meetings of any committee of the Board of Directors for any purpose or purposes may be called at any time by the President, by the Chairman or by any vice-chairman of the committee, by the Secretary or by any two (2) or more members of the committee.

     Notice of the time and place of special meetings shall be delivered personally to all directors or committee members as the case may be, either in writing or orally or by telephone, or shall be sent to each such director by first-class mail, facsimile, telegram or other electronic or voice mail message, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the Corporation or, if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited with the United States Postal Service in the place where the principal office of the Corporation is located at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered by facsimile, telegram or other electronic or voice mail message or personally as above provided, it shall be delivered at least forty-eight (48) hours prior to the time of the holding of the meeting.

     Such notice need not specify the purpose of the special meeting. Such mailing, telegraphing or personal delivery as above provided shall be due, timely, legal and personal notice to such director.

     SECTION 3.09 NOTICE OF ADJOURNMENT. Unless a directors' or committee meeting has been adjourned for more than twenty-four (24) hours, notice of the time and place of holding an adjourned meeting need not be given to absent directors or committee members if the time and place be fixed at the meeting adjourned. If the meeting has been adjourned for more than twenty-four (24) hours, notice of such adjournment and the time and place of the adjourned meeting shall be given prior to the time of the adjourned meeting to all directors or committee members who were not present at the time of the adjournment, in the same manner as provided in Section 3.08 of this Article for special meetings of the Board of Directors or committee thereof.

     SECTION 3.10 ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the Board of Directors or committee thereof, an affidavit executed by the Secretary or any Assistant Secretary to the effect that notice has been duly given as required by law and these Bylaws shall be sufficient evidence that due notice of such special meeting was given to such director.

     SECTION 3.11 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors or committee thereof, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors or committee members not present, and each director or committee member who is present but did not receive due notice thereof and protests such lack of notice prior to such meeting or at its commencement, signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. Such waiver of notice need not specify the purpose of the meeting. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 3.12 QUORUM. A majority of the authorized number of directors on the Board of Directors or any committee thereof shall be necessary to constitute a quorum for the transaction of business by such Board or committee, as the case may be. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors or committee members, if any action taken is approved by at least a majority of the required quorum for such meeting. Subject to the foregoing sentence of this Section, every act or decision done or made by a majority of the directors or committee members present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors or committee thereof, as the case may be, unless a greater number is required by law, the Articles of Incorporation or these Bylaws. Directors shall be deemed present at any meeting of the Board of Directors or any committee thereof and may participate therein if present

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

through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another.

     SECTION 3.13 ADJOURNMENT. A majority of the directors or committee members present, whether or not a quorum is present, may adjourn any directors' or committee meeting to meet again at a stated time, place and hour.

     SECTION 3.14 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such action by written consent shall have the same force and effect as a unanimous vote of such directors or committee members.

     SECTION 3.15 FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attending, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.

                             ARTICLE IV -- OFFICERS

     SECTION 4.01 OFFICERS. The officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, the President, the Secretary and the Chief Financial Officer.

     The Corporation may also have, at the discretion of the Board of Directors, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers and such other officers as may be appointed in accordance with the provisions of Section 4.02 of this Article. Officers other than the Chairman of the Board need not be directors. One person may hold two or more offices.

     SECTION 4.02 APPOINTMENT. The officers of the Corporation shall be chosen by the Board of Directors, and each shall hold his or her office until his or her successor is appointed or until he or she resigns, dies or is removed from office.

     SECTION 4.03 SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     SECTION 4.04 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at a regular or special meeting of the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.05 VACANCIES. A vacancy in any office because of death, resignation, removal or any other cause shall be filled by the Board of Directors at a regular or special meeting.

     SECTION 4.06 CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws. The Board of Directors may also designate one of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall, during the absence or inability to act of the Chairman of the Board, have the powers and perform the duties of the Chairman of the Board and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws.

     SECTION 4.07 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. He or she shall preside at all meetings of the shareholders, and in the absence of the Chairman or Vice Chairman of the Board, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. Unless and until otherwise determined by the Board of Directors, the Chairman of the Board shall also serve as the Chief Executive Officer.

     SECTION 4.08 PRESIDENT. The President shall, after the Chief Executive Officer, have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     SECTION 4.09 VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if there shall be any such officers, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

     SECTION 4.10 SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes in written form at the principal executive office of the Corporation, of all meetings of directors, committees of the Board of Directors and shareholders, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those directors and shareholders present, the names of those present at directors' or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar of shares, a share register, or a duplicate share register, in written form or in any other form capable of being converted into written form, showing the names of the shareholders and their addresses, and the number and classes of shares held by each of them.

     The Secretary shall give or cause to be given notice of all meetings of shareholders and the Board of Directors, as required by these Bylaws or by law to be given, and he or she shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

     SECTION 4.11 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, in written form or in any other form capable of being converted into written form, adequate and correct books and records of account of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors and shall render to the President and directors, as required by Section 5.05 of Article V of these Bylaws and at such other times as they may request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

                           ARTICLE V -- MISCELLANEOUS

     SECTION 5.01 RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or to receive any dividend, distribution or allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting, nor more than sixty (60) days prior to any other action, for which it is fixed. When a record date is so fixed, only shareholders of

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

record at the close of business on the record date shall be entitled to notice of and to vote at such meeting, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or by law. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     SECTION 5.02 INSPECTION OF CORPORATE RECORDS. The record of shareholders, the accounting books and records, and minutes of proceedings of the shareholders, the Board of Directors and committees of the Board of Directors, shall be open to inspection in written form upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to his or her interests as a shareholder or holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Demand of inspection shall be made in writing upon the President, Secretary or Assistant Secretary of the Corporation. The rights of inspection described in this paragraph shall extend to the records of each subsidiary of the Corporation.

     A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or holding at least one percent (1%) of those voting shares and having filed a Schedule 14A with the United States Securities and Exchange Commission shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the Corporation, or (ii) obtain from the transfer agent for the Corporation, if any, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

     Every director shall have the absolute right at any reasonable time to inspect in written form and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary corporations, domestic or foreign. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     SECTION 5.03 CHECKS, DRAFTS AND NOTES. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     SECTION 5.04 SEAL. The Corporation shall have a common seal, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word California.

     SECTION 5.05 FINANCIAL REPORTS. The Chief Financial Officer shall prepare and submit, or cause to be prepared and submitted, to the Board of Directors, not later than one hundred twenty (120) days after the close of each fiscal year of the Corporation, an annual report containing a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation. The requirement of Section 1501 of the California Corporations Code that the Board of Directors shall cause the annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the Corporation's fiscal year and at least fifteen (15) days prior to the annual meeting of shareholders is hereby expressly waived until such time as the Corporation has one hundred (100) or more holders of record of its shares.

     A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, such annual report, accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation. The annual report or statements so requested shall be delivered or mailed to the person making the request within thirty (30) days thereafter.

     A copy of each such annual, semi-annual, and quarterly financial statement shall be kept on file for a period of twelve (12) months after delivery to the Board of Directors, and shall be exhibited at all reasonable times to any shareholder demanding an examination thereof or a copy shall be mailed to the shareholder.

     SECTION 5.06 EXECUTION OF DOCUMENTS. The Board of Directors, except as these Bylaws or the Articles of Incorporation otherwise provide, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit to render it liable for any purpose or to any amount.

     SECTION 5.07 CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid. All such certificates shall be signed by the Chairman of the Board or the President or a Vice President, and by the Chief Financial Officer or an Assistant Chief Financial Officer, Secretary or an Assistant Secretary, or shall be authenticated by facsimiles of such signatures.

     Certificates for shares may be issued prior to full payment thereof, under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that any such certificates so issued prior to full payment shall state the total amount of the consideration to be paid therefor and the amount paid thereon, and such statement shall be conspicuous.

     There shall also appear on each certificate, to the extent applicable, statements: that the shares represented thereby are subject to restrictions upon transfer, to an irrevocable proxy under Section 705(e) of the California Corporations Code, or to restrictions upon voting rights contractually imposed by the Corporation; that such shares are redeemable or assessable or subject to conversion and the period for conversion, and any such statement that such shares are subject to restrictions upon transfer or are assessable shall be conspicuous. If the shares of the Corporation are classified or if any class of shares has two or more series, there shall also appear on each certificate the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof.

     Notwithstanding the foregoing provisions of this Section 5.07, the Board of Directors is entitled to elect to cause the Corporation to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, subject, however, to compliance with
Section 416 of the California Corporations Code and other applicable law regarding such system.

     SECTION 5.08 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Subject to the instructions and control of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Secretary or Assistant Secretary of the Corporation, acting jointly, are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

     SECTION 5.09 INSPECTION OF BYLAWS. The Corporation shall keep in its principal executive office in the State of California, or if there be no such office at its principal business office in such State, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office is outside such State and the Corporation has no principal business office in

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

such State, the Corporation shall upon the written request of any shareholder, made in writing upon the President, Secretary or Assistant Secretary of the Corporation, furnish to such shareholder a copy of these Bylaws as amended to date.

                ARTICLE VI -- RESTRICTIONS ON TRANSFER OF SHARES

     SECTION 6.01 CORPORATION'S RIGHT OF FIRST REFUSAL. Before any shares of the Corporation's stock that are owned by any shareholder of the Corporation may be sold, assigned, pledged or otherwise transferred (whether voluntarily, involuntarily, by operation of law, pursuant to a marital dissolution decree or by gift or for consideration and including a transfer of any interest in any such shares), the shares shall first be offered to the Corporation, which shall have the right to purchase all (but not fewer than all) of the shares that are proposed to be transferred on the terms and conditions proposed by the potential purchaser and in accordance with the terms and conditions of this Article VI (the "RIGHT OF FIRST REFUSAL").

     SECTION 6.02 NOTICE TO THE CORPORATION OF THE PROPOSED TRANSFER. Each time that any shareholder of the Corporation (the "TRANSFERRING SHAREHOLDER") proposes to sell, assign, pledge or otherwise transfer any shares of the Corporation's stock in a transaction that is not a permitted transfer under
Section 6.07 of this Article, the Transferring Shareholder shall give the Corporation at least thirty (30) days' prior written notice of the proposed transfer (the "TRANSFER NOTICE"). Unless the Corporation agrees in writing to another method of delivery, the Transfer Notice shall be delivered by registered or certified mail, postage prepaid and return receipt requested, or delivered personally to the Corporation's Secretary at the Corporation's principal executive office specified in Section 1.01 of these Bylaws or to such other principal executive office for the Corporation that the Board of Directors may adopt and announce from time to time.

     The Transfer Notice shall set forth in reasonable detail the terms and conditions of the proposed transfer, including, without limitation, (i) the identity of the proposed transferee (who must in any case be a bona fide transferee with respect to whom the transfer is permissible under applicable federal and state securities laws), (ii) the number of shares proposed to be transferred, (iii) the purchase price per share, (iv) the terms of payment, (v) the date of the proposed transfer, and (vi) a statement by the Transferring Shareholder that he or she has entered into a legally binding agreement (subject to compliance with these Bylaws) with the proposed transferee with respect to the transfer of the shares on the terms described in the Transfer Notice. The Transferring Shareholder shall be liable to the Corporation if the Transfer Notice contains any intentional or grossly negligent misstatements or omissions.

     For purposes of this Article VI, a "transfer" of shares shall be deemed to include a proposed transfer or issuance of more than fifty percent (50%) of the outstanding stock or other equity ownership interests of any shareholder of the Corporation that is a corporation, a partnership, a limited liability company or another form of entity, and the Right of First Refusal shall apply to any such proposed transaction. In that event, the Transferring Shareholder shall be deemed to have offered to sell a number of shares of the Corporation's stock equal to the number of shares owned by the Transferring Shareholder multiplied by the percentage of the Transferring Shareholder's stock or other equity ownership interests that are the subject of the proposed transaction.

     SECTION 6.03 PURCHASE OF SHARES BY THE CORPORATION. The Corporation shall have the right, but not the obligation, to elect to purchase from the Transferring Shareholder all, but not less than all, of the shares of stock that the Transferring Shareholder proposes to transfer and that are described in the Transfer Notice. Within thirty (30) days after its receipt of the Transfer Notice, the Corporation shall notify the Transferring Shareholder in writing as to whether the Corporation has elected to purchase all of the shares that are described in the Transfer Notice. Failure by the Corporation to give a timely notice shall be deemed an election not to purchase all of such shares. Delivery by the Corporation of a timely purchase election shall constitute a binding purchase agreement between the Transferring Shareholder and the Corporation. The Corporation shall not be entitled to elect to purchase fewer than all of the shares that are the subject of the proposed transfer. Notices by the Corporation to the Transferring Shareholder shall be delivered in the manner specified in
Section 2.02 of these Bylaws.

     SECTION 6.04 PURCHASE TERMS. Except as provided in this Section 6.04 or in
Section 6.05 of this Article, the Transferring Shareholder's shares that are the subject of the proposed transfer shall be purchased by the Corporation for the same purchase price and other payment terms that are described in the Transfer Notice. If the Transfer Notice provides for the use of promissory notes or other non-cash consideration, the Corporation at its option may specify that the purchase price will be paid by it in cash in an amount equal to the Board of Directors' good faith estimate of the present fair market value of such non-cash consideration. If the Transfer Notice does not describe any purchase price for the shares that the Transferring Shareholder proposes to transfer because the transfer is a gift, an involuntary transfer or any other form of transfer that does not involve a purchase price for the shares that are the subject of the proposed transfer, the Corporation shall pay a cash purchase price equal to the Board of Directors' good faith estimate of the present fair market value or book value of such shares, whichever is greater.

     SECTION 6.05 CLOSING OF THE PURCHASE. The Corporation shall select the date of the closing of the purchase and sale of the Transferring Shareholder's shares of stock that are to be purchased as a result of the exercise of the Right of First Refusal described in this Article by providing at least ten (10) days' written notice thereof to the Transferring Shareholder, provided, however, that the Corporation shall select a closing date that is no later than the fortieth
(40th) day after its receipt of the Transfer Notice from the Transferring Shareholder unless the Corporation and the Transferring Shareholder agree to extend the closing date.

     The Corporation shall deliver to the Transferring Shareholder a check in the amount of the purchase price of the shares purchased by the Corporation. However, if the transferee identified in the Transfer Notice from the Transferring Shareholder proposes to deliver promissory notes or another form of non-cash consideration and if the Corporation does not elect pursuant to Section
6.04 of this Article above to pay cash equal to the present fair market value of such non-cash consideration, then the Corporation shall deliver such non-cash consideration to the Transferring Shareholder. The Transferring Shareholder shall execute and deliver any stock assignments and other instruments that may be reasonably requested by the Corporation in order to complete the purchase and sale of the Transferring Shareholder's shares of stock.

     SECTION 6.06 TRANSFER OF SHARES TO THE PROPOSED TRANSFEREE. If the Corporation does not make a timely election to purchase all of the shares that are the subject of the proposed transfer, or if the Corporation defaults on its election to purchase such shares, the Transferring Shareholder shall have the right to transfer such shares to the proposed transferee who is identified in the Transfer Notice, provided that such transaction must be completed within sixty (60) days after the Transferring Shareholder's delivery of the Transfer Notice to the Corporation. The shares must be transferred on the terms described in the Transfer Notice, and the transferee of such shares shall be bound by all of these Bylaws (including, without limitation, this Article VI) with respect to the transferred shares. However, the transfer shall not be made and shall be of no force or effect unless and until (i) the Corporation has determined that the transfer will be made in compliance with any and all applicable federal and state securities laws and regulations and other applicable laws and regulations, including, without limitation, the regulations of any national securities exchanges, the National Association of Securities Dealers, Inc. and any other regulatory bodies having jurisdiction over the shares and (ii) the Transferring Shareholder and the proposed transferee, at their expense, have delivered to the Corporation any and all investment representation certificates and other certificates, legal opinions and instruments of conveyance, in form and substance satisfactory to the Corporation, that may be requested by the Corporation for the purpose of demonstrating that the transfer can be lawfully made without registration or qualification under applicable federal and state securities laws and regulations and in order to effect the transfer of the shares to the transferee. Furthermore, notwithstanding anything to the contrary in these Bylaws: (a) no individual, person, corporation, partnership, other entity or group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder may acquire or hold (directly or indirectly) record or beneficial ownership of more than twenty percent (20%) of the total outstanding shares of the Corporation's stock, as the term "beneficial ownership" is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; (b) no shares may be transferred to any individual, person, corporation, partnership or other entity or group that is described in clause (a) of this sentence; and (c) without the prior written consent of the Board of Directors, no shares may be transferred to any individual, person, corporation, partnership, other entity or group that engages in a business that is in competition with the Corporation's business.

     SECTION 6.07 TRANSFERS NOT SUBJECT TO THE RIGHT OF FIRST REFUSAL. The Right of First Refusal shall not apply to a transfer of shares of stock (i) to a member or members of the Transferring Shareholder's immediate family or (ii) to an inter vivos trust established for the sole and exclusive benefit of the Transferring Shareholder and/or a

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member or members of the Transferring Shareholder's immediate family. The transferee(s) of such shares shall be bound by all of these Bylaws (including, without limitation, this Article VI) with respect to the transferred shares. Furthermore, within ten (10) days after the effective date of such transfer, the Transferring Shareholder (or his or her legal representative) shall advise the Secretary of the Corporation in writing of the details of such transfer and shall provide written documentation to the Corporation demonstrating that such transfer satisfies the terms and conditions of this Section 6.07. For purposes of this Section 6.07, the term "immediate family" means a shareholder's spouse, children, grandchildren, parents, brothers and sisters.

     SECTION 6.08 TRANSFERS OF SHARES IN VIOLATION OF THE BYLAWS. Any sale or other transfer of shares of the Corporation's stock (including any agreement to sell or transfer shares) that is made in violation of the terms and conditions of this Article VI shall be null and void for all purposes, and the Corporation shall not be required to transfer on its books any shares that are the subject of any such sale or transfer.

     SECTION 6.09 LEGENDS ON CERTIFICATES. All certificates that represent shares of the Corporation's stock shall have endorsed thereon the following legends:

          (a) "THE SHARES THAT ARE REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS OF FIRST REFUSAL AS SET FORTH IN THE BYLAWS OF THE CORPORATION. A COPY OF THE BYLAWS IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE CORPORATION."

          (b) "THE SHARES THAT ARE REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH TRANSFER IS REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS COVERING SUCH SHARES OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

          (c) Any other legends required to be placed thereon by federal or state securities laws or authorities.

     SECTION 6.10 TERMINATION OF THE RIGHT OF FIRST REFUSAL. The Right of First Refusal described in this Article VI shall terminate if and when the Board of Directors or the Corporation's shareholders adopt an amendment to the Bylaws which deletes this Article VI from the Bylaws or which otherwise terminates the Right of First Refusal.

                         ARTICLE VII -- INDEMNIFICATION

     SECTION 7.01 INDEMNIFICATION OF DIRECTORS. The Corporation shall, to the maximum extent permitted by applicable law but subject to the terms and conditions of any indemnification agreement that may be entered into between the director and the Corporation, indemnify each of its directors against expenses (as defined in Section 317(a) of the California Corporations Code), judgments, fines, settlements and other amounts actually and reasonably incurred by such director in connection with any proceeding (as defined in Section 317(a) of the California Corporations Code) arising by reason of the fact that such director
(i) is or was a director of the Corporation, (ii) was a director of the Corporation's predecessor, Calavo Growers of California, a California nonprofit cooperative association, or (iii) is or was serving at the request of the Corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise. For purposes of this
Article VII, a "director" includes any person who is or was a director of the Corporation.

     SECTION 7.02 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND OTHER AGENTS. In addition to the indemnification that is required to be provided to directors of the Corporation under Section 7.01 of this Article, the Corporation shall have the power, to the extent and in the manner permitted by applicable law, to indemnify each of its officers, employees and other agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, employee or other agent of the Corporation. For purposes of this Article VII, an "employee," "officer" or "agent" of the Corporation includes any person (i) who is or was an officer, employee or other agent of the Corporation,

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(ii) who is or was serving at the request of the Corporation as a director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an officer, employee or other agent of Calavo Growers of California or of another enterprise at the request of Calavo Growers of California.

     SECTION 7.03 ADVANCE OF EXPENSES. Attorneys' fees and other expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amounts if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized or provided by this Article VII.

     SECTION 7.04 INDEMNIFICATION NOT EXCLUSIVE. The indemnification authorized or provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnification hereunder shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 7.05 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article VII.

     SECTION 7.06 CONFLICTS. No indemnification or advance shall be made under this Article VII, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the Corporation's Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     SECTION 7.07 INDEMNIFICATION AGREEMENTS. Notwithstanding anything to the contrary in this Article VII, the Corporation is authorized to enter into a contract with any director, officer, employee or other agent of the Corporation (or with any person who is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation) which provides for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than those provided for in this
Article VII.

     SECTION 7.08 AMENDMENT, REPEAL OR MODIFICATION. No amendment, repeal or modification of any provision of this Article VII shall adversely affect any right or protection of any director, officer, employee or other agent of the Corporation which exists at the time of such amendment, repeal or modification.

                           ARTICLE VIII -- AMENDMENTS

     SECTION 8.01 POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as may be specifically set forth in the Articles of Incorporation or these Bylaws to the contrary.

     SECTION 8.02 POWER OF DIRECTORS. Subject to the right of the shareholders as provided in Section 8.01 of this Article to adopt, amend or repeal these Bylaws, Bylaws other than a Bylaw or amendment thereof changing the

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authorized number of directors may be adopted, amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the authorized number of directors. The adoption of a resolution by the Board of Directors that fixes the exact number of directors within the authorized range of directors specified in Section 3.02 of these Bylaws shall not be considered an amendment of these Bylaws.

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